EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Media Relations	Investor Relations
Lucy Millington	Karin Cellupica
978-614-8240	978-614-8615
lmillington@sonusnet.com	kcellupica@sonusnet.com

SONUS NETWORKS STRENGTHENS LEADERSHIP TEAM WITH APPOINTMENT
OF GURU PAI AS SENIOR VICE PRESIDENT

Westford, MA, December 15, 2008 - Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today announced that Guru Pai has joined the executive team of Sonus as senior vice president, effective immediately.  Pai will report directly to the company’s president and chief executive officer.

In this newly created role, Pai will have direct responsibility for Sonus’ sales and services organizations, business development and corporate strategy functions.  Pai will be responsible for Sonus’ overall go-to-market strategy, enabling the senior leadership of the sales and services organizations to better focus on customer and partner needs.  Pai will also help drive cost efficiencies and support the strategy for profitable growth.

“Guru brings a combination of extensive industry knowledge, a proven track record of building strategic partnerships to grow profitable businesses, and a clear vision for effective corporate strategy,” commented Richard Nottenburg, president and chief executive officer of Sonus Networks.  “I am confident that Guru will have an immediate and positive impact on our business.”

Reporting directly to Pai at Sonus will be Mohammed Shanableh, who will continue in his role of vice president of worldwide sales, and also take responsibility for customer fulfillment.  In addition, Matt Dillon, vice president of global services, who is responsible for global service delivery, will also report to Pai in his current role.

Pai, 43, brings over 20 years experience in the telecom industry to Sonus, having held senior business development and product management positions at Motorola and senior sales and marketing positions at Lucent Technologies.  Pai was part of the early management teams at two successful venture-funded companies, Veveo and Winphoria.  Prior to joining Sonus, Pai served as vice president, business development and marketing at Veveo, focused on mobile web video search.  Before joining Veveo in 2005, Pai was instrumental in the development and growth of Motorola’s core network business unit as vice president.  Pai joined Motorola in 2003 through its acquisition of Winphoria, a pioneer in packet based mobile switching centers for wireless operators, where he served as vice president, product management and business development.

Pai holds an MBA from the Wharton School of the University of Pennsylvania and a master’s degree in electrical engineering (MSEE) from the New Jersey Institute of Technology, having earned his BSEE at Kamatak University in India.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007  and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others:  the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.